                            LINE OF CREDIT AGREEMENT


     THIS LINE OF CREDIT AGREEMENT (the "Agreement") is made and entered into this 15th day of December, 1994 by and between SANWA BANK CALIFORNIA (the "Bank") and ZENITH NATIONAL INSURANCE CORP. (the "Borrower").


                                    SECTION I
                                AGREEMENT TO LEND

     1.01 COMMITMENT TO LEND. Subject to the terms and conditions of this Agreement and so long as no Event of Default occurs, the Bank agrees to extend to the Borrower the credit accommodations that follow.

     1.02 LINE OF CREDIT. The Bank agrees to make loans and advances ("Advances") to the Borrower, upon the Borrower's telephonic, written or facsimile request therefor made prior to the Expiration Date, up to a total principal amount from time to time outstanding of not more than $30,000,000.00 (the "Line of Credit"); provided that any sums repaid under the Line of Credit may be reborrowed. The Borrower may permanently reduce the amount of the Line of Credit by notice in writing to the Bank provided such reductions are in increments of $1,000,000.00.

          A. PURPOSE. Advances made under the Line of Credit shall be used for general corporate purposes.

          B. LINE ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line of Credit (the "Line Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 30 days after the Borrower's receipt of any such statement which it deems to be incorrect.

          C. INTEREST. Interest shall accrue from the date of each Advance under the Line of Credit at one of the following rates, as quoted by the Bank and as elected by the Borrower pursuant to paragraph 1.02F or 1.02G below:

               1. REFERENCE RATE ADVANCES. A variable rate equivalent to an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate and as to which loans may be made by the Bank at, below or above such reference rate (the "Reference Rate") minus
 .25% per annum (the "Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An Advance based upon the Variable Rate is hereinafter referred to as a "Reference Rate Advance." Each such Reference Rate Advance shall be a minimum of $100,000.

               2. FED FUNDS ADVANCES. A variable rate per annum (the "Federal Funds Rate"), for each day in which the Advance is based upon the Federal Funds Rate (a "Fed Funds Advance"), equivalent to 1.00% in excess of the interest rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, quoted to the Bank on such day by Federal funds brokers of recognized standing which are selected by the Bank in its sole discretion or, if such day is not a business day, for the immediately preceding business day. With respect to this section 1.02(C)(2), a business day means a day in which banks are open generally in Chicago and New York for the conduct of substantially all of their commercial lending activities. Fed Funds Advances must be in the minimum amount of $250,000.00.

               3. EURODOLLAR ADVANCES. A fixed rate quoted by the Bank for 30, 60, 90, 120, 180 or 360 days or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) [the "Interest Period"] for Advances in the minimum amount of $250,000.00. Such interest rate shall be a percentage equivalent to .75% in excess of the Bank's Eurodollar Rate which is that rate determined by the Bank's Treasury Desk as being the approximate rate at which the Bank could purchase offshore U.S. dollar deposits in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the purchase by the Bank of such U.S. dollar deposits) [the "Eurodollar Rate"]. An Advance based upon the Eurodollar Rate is hereinafter referred to as a "Eurodollar Advance."

     Interest on any advance shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed.

     Interest on any Reference Rate Advance or Fed Funds Advance (hereinafter referred to as "Variable Rate Advances") shall be paid in monthly installments commencing on the last day of the month following the date of the first such Advance and continuing on the last day of each month thereafter.

     Interest on any Eurodollar Advance with an Interest Period of 90 or less days shall be paid on the last day of the Interest Period pertaining to such Eurodollar Rate Advance. Interest on any Eurodollar Rate Advance with an Interest Period in excess of 90 days shall be paid quarterly (i.e., on the last day of each 90 day period occurring in such Interest Period) and on the last day of the Interest Period pertaining to such Eurodollar Rate Advance.

     If interest is not paid as and when it is due, it shall be added to the principal, become and be treated as a part thereof, and shall thereafter bear like interest.

          D. PRINCIPAL. Unless sooner due in accordance with the terms of this Agreement, the Borrower hereby promises and agrees to pay to the Bank in full the aggregate unpaid principal amount of all Advances then outstanding, together with all accrued and unpaid interest thereon on the Expiration Date.

          E. EXPIRATION OF LINE OF CREDIT. Unless earlier terminated in accordance with the terms of this Agreement, the Bank's commitment to make Advances to the Borrower hereunder shall automatically expire on November 30, 1999 (the "Expiration Date").

          F. NOTICE OF BORROWING. Upon telephonic, written or facsimile notice which shall be received by the Bank at or before 10:00 a.m. (California time) on a business day, the Borrower may borrow under the Line of Credit by requesting:

               1. A VARIABLE RATE ADVANCE. A Variable Rate Advance may be made on the day notice is received by the Bank; provided, however, that if the Bank shall not have received notice at or before 11:00 a.m. on the day such Advance is requested to be made, such Variable Rate Advance may, at the Bank's option, be made on the next business day.

               2. A EURODOLLAR RATE ADVANCE. Notice of any Eurodollar Rate Advance shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which the Borrower requests such Eurodollar Rate Advance to be made.

          G. NOTICE OF ELECTION TO ADJUST INTEREST RATE. Upon telephonic, written or facsimile notice which shall be received by the Bank at or before 10:00 a.m. (California time) on a business day, the Borrower may elect:

               1. That interest on a Variable Rate Advance, which continues to remain a Variable Rate Advance, shall accrue at the sole discretion of the Borrower at either the Federal Funds Rate or at the Variable Rate;

               2. That interest on a Variable Rate Advance shall be adjusted to accrue at the Eurodollar Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which the Borrower requests that interest be adjusted to accrue at the Eurodollar Rate.

               3. That interest on a Eurodollar Rate Advance shall continue to accrue at a newly quoted Eurodollar Rate or shall be adjusted to commence to accrue at the Variable Rate or the Federal Funds Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the last day of the Interest Period pertaining to such Eurodollar Rate Advance. If the Bank shall not have received notice (as prescribed herein) of the Borrower's election that interest on any Eurodollar Rate Advance shall continue to accrue at the newly quoted Eurodollar Rate, the Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the Interest Period pertaining to such Advance.

          H. PREPAYMENT. The Borrower may prepay any Advance in whole or in part, at any time and without penalty, provided, however, that: (i) any partial prepayment shall first be applied to accrued and unpaid interest and next to the outstanding principal balance; and (ii) during any period of time in which interest is accruing on any Advance on the basis of the Eurodollar Rate, no prepayment shall be made except on a day which is the last day of the Interest Period pertaining thereto. If the whole or any part of any Eurodollar Advance is prepaid by reason of acceleration or otherwise, the Borrower shall, upon the Bank's request, promptly pay to and indemnify the Bank for all costs and any loss (including interest) actually incurred by the Bank as a consequence of such prepayment.

          I. INDEMNIFICATION FOR EURODOLLAR RATE COSTS. During any period of time in which interest on any Advance is accruing on the basis of the Eurodollar Rate, the Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Eurodollar Rate.

          J. CONVERSION FROM EURODOLLAR RATE TO VARIABLE RATE. In the event that the Bank shall at any time reasonably determine that the accrual of interest on the basis of the Eurodollar Rate (i) is infeasible because the Bank is unable to determine the Eurodollar Rate due to the unavailability of U.S. dollar deposits or contracts in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to relevant Interest Period or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event the Eurodollar Advance shall be deemed to be a Reference Rate Advance and interest shall thereupon immediately accrue at the Variable Rate.

     1.03 DISBURSEMENT OF PROCEEDS FROM ADVANCES. Any Advance made hereunder shall be conclusively presumed to have been made to and for the Borrower's benefit when the proceeds of such Advance are disbursed in accordance with the Borrower's instructions or deposited into a checking account of the Borrower maintained at the Bank.

     1.04 LOAN FEE; COMMITMENT FEE. The Borrower agrees to pay to the Bank (i) no later than thirty (30) days after the date of this Agreement, a non-refundable loan fee in the amount of $37,500.00 and (ii) from the date hereof to the termination of this Agreement a fee equal to 0.25% per annum of the average daily amount of the Line of Credit, payable in arrears for the immediately preceding calendar quarter on the 15th day of each January, April, July and October of each year and payable at the termination date of this Agreement for the immediately preceding calendar quarter, if not previously paid, and for the then current calendar quarter. With respect to the first and last fee payments as required under this section 1.04(ii), such fees shall be calculated pro rata with respect to the number of days during the applicable time periods for which the Line of Credit has been in effect.


                                   SECTION II
                              CONDITIONS PRECEDENT

     2.01 CONDITIONS PRECEDENT TO FIRST ADVANCE. Prior to the first Advance hereunder, the Borrower shall deliver or cause to be delivered to the Bank, in form and substance satisfactory to the Bank:

          A. AUTHORITY TO BORROW. Evidence relating to the duly given approval and authorization of the execution, delivery and performance of this Agreement, all other documents, instruments and agreements required under this Agreement and all other actions to be taken by the Borrower hereunder or thereunder.

          B. LOAN DOCUMENTS. All documents, instruments and agreements required or necessary to consummate the transactions contemplated under this Agreement (collectively the "Loan Documents"), all fully executed.

          C. MISCELLANEOUS DOCUMENTS. Such other documents and opinions as the Bank may require with respect to the transactions described in this Agreement.

     2.02 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Bank to make each Advance (including the first Advance) is subject to the further conditions precedent that, as of the date of each Advance and after the making of such Advance:

          A. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth herein and in any other document, instrument, agreement or certificate delivered to the Bank hereunder are true and correct.

          B. EVENT OF DEFAULT. No event has occurred and is continuing which constitutes, or, with the lapse of time or giving of notice or both, would constitute an Event of Default as defined in Section V hereof.

     For the purposes hereof, the Borrower's acceptance of the proceeds of any Advance shall be deemed to constitute the Borrower's representation and warranty that the statements set forth in sections 2.02 A. and 2.02 B above are true and correct.

                                   SECTION III
                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

     3.01 STATUS. The Borrower and each of its subsidiaries is a corporation duly organized and validly existing under the laws of the state of its incorporation and is properly licensed, qualified to do business and in good standing in, and, where necessary to maintain its rights and privileges, has complied with the fictitious name statute of every jurisdiction in which it is doing business.

     3.02 AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and the Loan Documents have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect and materially affecting the Borrower; (ii) result in a material breach of or constitute a material default under any material agreement to which the Borrower is a party or by which it or its properties may be bound of affected; or (iii) require any consent or approval of its stockholders or violate any provision of its certificate of incorporation or by-laws.

     3.03 LEGAL EFFECT. This Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     3.04 FICTITIOUS TRADE STYLES. All fictitious trade styles used by the Borrower in connection with its business operations and each state in which each such fictitious trade style is used are listed below. The Borrower shall notify the Bank not less than 30 days prior to effecting any change in the matters described below or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use.

                    TRADE STYLE                             STATE OF USE
                     THE ZENITH                           CALIFORNIA
- -------------------------------------------------------------------------------

     3.05 FINANCIAL STATEMENTS. All financial statements, information and other data which may have been or which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied (or, as appropriate, in accordance with statutory accounting principles) and accurately represent the Borrower's financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement, information or other data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

     3.06 LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition or operations.

     3.07 GOVERNMENTAL APPROVALS. The Borrower and its subsidiaries have obtained all permits and approvals from the California Department of Insurance and any other state regulatory authority that may be required to conduct its respective business as presently conducted.

     3.08 TITLE TO ASSETS; PERMITTED LIENS. The Borrower and its subsidiaries have title to all of its assets subject only to security interests, encumbrances, liens or claims of any third person as follows: (i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due and payable or being duly contested in good faith; (iii) liens of mechanics, materialmen, warehousemen or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Bank in writing; (v) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure indebtedness outstanding on the date hereof or permitted to be incurred hereunder; (vi) any liens on the assets of Perma-Bilt, A Nevada Corporation ("Perma-Bilt"); and (vii) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the value of the Borrower's assets (collectively "Permitted Liens").

     3.09 ERISA. If the Borrower has a pension, profit sharing or retirement plan subject to the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder ("ERISA"), such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

     3.10 TAXES. The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are not currently due or those which are being duly contested in good faith.

     3.11 NO EXERCISED PUT RIGHT OF HOLDERS OF NOTES UNDER INDENTURE. The holders of the 9.00% senior notes due May 1,2002 covered by that certain Zenith National Insurance Corp. to Norwest Bank Minnesota, National Association, Trustee, Indenture Dated as of May 1, 1992 (the "Indenture") have not exercised, or given notice of their intention to exercise their Put Right under Section
3.05 of the Indenture.


                                   SECTION IV
                                    COVENANTS

     The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower shall, unless the Bank otherwise consents in writing:

     4.01 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS. Borrower and its subsidiaries shall maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into an entity (which would be survivor); and conduct its business in accordance with all applicable laws, rules and regulations.

     4.02 MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be reasonably required by the Bank.

     4.03 PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of its liabilities and obligations unless the same are being contested in good faith.

     4.04 INSPECTION RIGHTS. At any reasonable time and from time to time permit the Bank or any representative thereof to examine and make copies of the pertinent records and visit the properties of the Borrower and to discuss the business and operations of the Borrower with the President and Chairman of the Board, Executive Vice President, Senior Vice President of Finance, Vice President of Finance, Treasurer or Assistant Treasurer, or those employees designated by any of the preceding officers, of the Borrower or any of its subsidiaries. If the Borrower now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such pertinent records at all reasonable times and to provide the Bank with copies of any pertinent records it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand.

     4.05 REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

          A. ANNUAL STATEMENTS. Not later than 120 days after the end of each of the Borrower's fiscal years, a copy of the audited consolidated annual financial report of the Borrower for such year.

          B. QUARTERLY STATEMENTS. Not later than 75 days after the end of the first three quarters of each fiscal year of the Borrower, the Borrower's consolidated financial statement as of the end of such quarter.

          C. TRIANNUAL AUDIT. Not later than 30 days after the Borrower receives it, a copy of the triannual audit of Zenith Insurance Company and CalFarm Life Insurance Company prepared by the Department of Insurance.

          D. QUARTERLY STATUTORY STATEMENTS. Not later than 75 days after the end of the first three quarters of each fiscal year of the Borrower, the quarterly statutory statement of Zenith Insurance Company and its consolidated subsidiaries and the quarterly statutory statement of CalFarm Life Insurance Company.

          E. ANNUAL STATUTORY STATEMENTS. Not later than 120 days after the end of each of the Borrower's fiscal years, copies of the annual statutory statements of Zenith Insurance Company and its consolidated subsidiaries and the annual statutory statements of CalFarm Life Insurance Company.

          F. COMPLIANCE CERTIFICATE. Not later than 75 days after the end of the first three quarters and 120 days after the end of each fiscal year of the Borrower, a certificate signed by the President and Chairman of the Board stating that the statements set forth in Section 2.02A and 2.02B herein are true as of the date of such certificate.

          G. CREDIT RATING CHANGES. Promptly, and in any event within three business days after a senior officer of the Borrower obtains knowledge thereof, notice of any change in the credit rating assigned by Moody's or S&P to any long-term debt of the Borrower (including without limitation, any change in the Moody's Credit Rating or the S&P Credit Rating).

          H. OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with and reports to, the SEC by the Borrower or any of its subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its subsidiaries shall send to analysts generally or to the holders (other than the Borrower and its subsidiaries) of their capital stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Bank pursuant to this Agreement) and, with reasonable promptness, such other information or documents, financial or otherwise) as the Bank may reasonably request from time to time.

     4.06 ADDITIONAL INDEBTEDNESS OF INSURANCE SUBSIDIARIES. Borrower's consolidated property and casualty insurance subsidiaries shall not, after the date hereof, create, incur or assume, directly or indirectly, any indebtedness exceeding in the aggregate the amount of $20,000,000.00. CalFarm Life Insurance Company shall not, after the date hereof, create, incur or assume, directly or indirectly, any indebtedness exceeding in the aggregate the amount of $10,000,000.00. The term indebtedness ("Indebtedness") for any borrower as used in this Agreement shall mean, at any date, the aggregate amount, excluding in all cases the amount of indebtedness owed to a corporate affiliate, of, without duplication, (a) all obligations for borrowed money from banks including, but not limited to, guaranties and letters of credit, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations to pay the deferred purchase price of property or services, (d) capitalized lease obligations, (e) all obligations or liabilities of others secured by a lien on any asset, whether or not such obligation or liability is assumed, and (f) any other obligations or liabilities which are required by generally accepted accounting principles to be shown as debt on the balance sheet.

     4.07 LIENS AND ENCUMBRANCES. Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust or other lien including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any such properties, except for Permitted Liens and as otherwise provided in this Agreement.

     4.08 TRANSFER ASSETS. Not sell, contract for sale, transfer, convey, assign, lease or sublet any of its assets except in the ordinary course of business as presently conducted by the Borrower and except for real property, and then, only for full, fair and reasonable consideration.

     4.09 CHANGE IN THE NATURE OF BUSINESS. Not make any material change in its corporate structure or in the nature of its business as existing or conducted as of the date of this Agreement.

     4.10  FINANCIAL CONDITION.  Maintain at all times:

          A. NET WORTH. A minimum consolidated tangible net worth of not less than $275,000,000.00, provided, however, that: (i) the minimum consolidated tangible net worth on or after the effective date of this Agreement shall automatically be reduced by an amount equal to the cumulative purchase amounts (net of any transaction costs and commissions) paid by the Borrower for the repurchase of its common stock with the restriction that all such reductions to the minimum consolidated tangible net worth resulting from the repurchases of the Borrower's common stock shall not exceed $30,000,000.00 for the purpose of this section 4.10(A); and (ii) inclusive of the reductions to the consolidated tangible net worth permitted under section 4.10(A)(i), the consolidated tangible net worth of the Borrower shall not be less than $245,000,000.00 at any time during the term of this Agreement.

          B. TOTAL INDEBTEDNESS TO NET WORTH RATIO. An aggregate consolidated Indebtedness to consolidated tangible net worth ratio of not more than 0.5 to 1.

     For purposes of the foregoing, the term "Consolidated Tangible Net Worth" shall mean, at any time, the net worth of the Borrower and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles after appropriate deduction for any minority interests in subsidiaries and less all intangible assets (which term shall exclude deferred policy acquisition costs and purchased intangibles). The term "Net Worth" shall mean the sum of the Borrower's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with generally accepted accounting principles, constitutes stockholders' equity, but excluding the effect, if any, of unrealized capital gains and losses. The term "Consolidated Indebtedness" shall mean all of the Borrower's and its subsidiaries' Indebtedness, excluding all Indebtedness of Perma-Bilt and provided that such Indebtedness of Perma-Bilt is not guaranteed by the Borrower or one of its subsidiaries.

          C. AGGREGATE STATUTORY SURPLUS. Zenith Insurance Company (and its consolidated subsidiaries) and CalFarm Life Insurance Company shall maintain an aggregate statutory surplus of at least $175,000,000.00

          D. NET PREMIUMS WRITTEN TO POLICYHOLDERS' SURPLUS. Zenith Insurance Company and its consolidated insurance subsidiaries shall maintain a consolidated ratio of net premiums written to policyholders' surplus of no more than 3.0:1 on a rolling four quarter basis.

          E. CONSOLIDATED INDEBTEDNESS. An aggregate Consolidated Indebtedness of no more than $200,000,000.00.

          F. ADVANCES TO PERMA-BILT. Advances and loans extended to Perma-Bilt of no more than $25,000,000.00.

     4.11 NOTICES. Give prompt written notice to the Bank of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a defendant and in which the claim or liability exceeds $15,000,000.00 and (iii) other matters which resulted in or may result in a material adverse change in the financial conditions or business operation of the Borrower.

     4.12 KEY EMPLOYEE. Continue to employ Stanley R. Zax as its chief executive officer with the degree of authority and responsibility he presently exercises in his capacity as President and Chairman of the Board.

     4.13 CORPORATE RATING. Zenith Insurance Company (on a pooled or individual basis) and CalFarm Life Insurance Company shall maintain at all times an A.M. Best rating of no lower than B+.


                                    SECTION V
                                EVENTS OF DEFAULT

     Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

     5.01 NON-PAYMENT. The Borrower shall fail to pay any payment of principal or interest or any other sum referred to in this Agreement within five (5) days after notice from the Bank that the same is past due.

     5.02 PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Borrower shall fail in any material respect to perform or observe any material term, covenant or agreement contained in this Agreement or in any material document, instrument or agreement evidencing or relating to any material indebtedness of the Borrower (whether owed to the Bank or third persons), and any such failure (exclusive of the payment of money to the Bank under this Agreement or under any other document, instrument or agreement, which failure shall constitute and be an immediate Event of Default if not paid within five (5) business days after notice from the Bank that the same is past due) shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default or should the default require more than thirty (30) days but less than ninety (90) days to correct, the Borrower does not commence material corrective action within thirty (30) days and actively pursues such corrective action.

     5.03 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

     5.04 INSOLVENCY. The Borrower shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.


     5.05 EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

     5.06 SUSPENSION. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.



                                   SECTION VI
                               REMEDIES ON DEFAULT

     Upon the occurrence of any Event of Default, the Bank may, at its sole election, without demand and upon only such notice as may be required by law:

     6.01 ACCELERATION. Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or under any other document, instrument or agreement for indebtedness, immediately due and payable, whether or not otherwise due and payable.

     6.02 CEASE EXTENDING CREDIT. Cease making Advances or otherwise extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

     6.03 TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement for indebtedness.

     6.04 NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank for indebtedness, or otherwise.


                                   SECTION VII
                            MISCELLANEOUS PROVISIONS

     7.01 AMOUNTS PAYABLE ON DEMAND. If the Borrower fails to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower's failure to pay such amount, create an Advance in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided under the Line of Credit.

     7.02 DEFAULT INTEREST RATE. If an Event of Default, or an event which, with notice or passage of time could become an Event of Default, has occurred or is continuing, the Borrower shall pay to the Bank interest on any indebtedness or amount payable under this Agreement at a rate which is 2% in excess of the rate or rates then in effect under this Agreement.

     7.03 APPLICATION OF PAYMENTS: All amounts received by the Bank whether as payments or as proceeds from the disposition or liquidation of collateral, if any, shall be applied to the Borrower's indebtedness to the Bank as follows: first, to the costs and expenses of collection, enforcement, protection and preservation, including but not limited to the Bank's lien in the collateral and including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in enforcing and collecting this Agreement including protecting, preserving, liquidating, selling or disposing of the collateral, if any; next, to the payment of accrued and unpaid interest on all of the Obligations; next, to the payment of the outstanding principal balance of the Obligations; and last, to the payment of any other indebtedness owed by the Borrower to the Bank. Any excess existing after the payment of the foregoing will be returned or paid by the Bank to the Borrower.

     7.04 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.
THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     7.05 ACCOUNTING AND OTHER TERMS. All references to financial statements, assets, liabilities and similar accounting terms not specifically defined in this Agreement shall mean such financial statements prepared and such terms determined in accordance with generally accepted accounting principles consistently applied or in accordance with statutory accounting principles where appropriate. Except where otherwise specified in this Agreement, all financial data submitted or to be submitted to the Bank pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles consistently applied or in accordance with statutory accounting principles where appropriate. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code.

     7.06 RELIANCE. Each warranty, representation, covenant and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrower shall now or hereafter give, or cause to be given, to the Bank.

     7.07 ATTORNEY'S FEES. In the event of any action in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorneys' fees.

     7.08 NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by either party to the other.

     7.09 WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

     7.10 CONFLICTING PROVISIONS. To the extent that any of the terms or provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

     7.11 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower.

     7.12 JURISDICTION. This Agreement, any notes issued hereunder, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

     7.13 HEADINGS. The headings set forth herein are solely for the purpose of identification and have no legal significance.

     7.14 ENTIRE AGREEMENT. This Agreement and the Loan Documents shall constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporate or referenced in this Agreement or the Loan Documents are superseded hereby.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.


BANK:

SANWA BANK CALIFORNIA


By: /s/ Richard H. Palmer
- ----------------------------------------------------
      Richard H. Palmer, Vice President
- ----------------------------------------------------
                   (Name/Title)

Address:  Insurance & Financial Services, LA CBC
          601 S. Figueroa Street, W8-6
          Los Angeles, California  90017



BORROWER:

ZENITH NATIONAL INSURANCE CORP.


By: /s/ Stanley R. Zax
- ----------------------------------------------------
 Stanley R. Zax, President and Chairman of the Board
- ----------------------------------------------------
                           (Name/Title)

Address:  21255 Califa Street
          Woodland Hills, California  91367